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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant

Check the appropriate box:
     Preliminary Proxy Statement
     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
     Definitive Proxy Statement
     Definitive Additional Materials
/X/  Soliciting Material Pursuant to Section 240.14a-12

                         Del Global Technologies Corp.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ----
    (2) Aggregate number of securities to which transaction applies:

        ----
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ----
    (4) Proposed maximum aggregate value of transaction:

        ----
    (5) Total fee paid:

        ----

    Fee paid previously with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

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                          DEL GLOBAL TECHNOLOGIES CORP.
                                ONE COMMERCE PARK
                               VALHALLA, NY 10595

                  IMPORTANT NOTICE FROM YOUR BOARD OF DIRECTORS

                                                                  April 11, 2003

Dear Fellow Shareholder:

     We will shortly be sending you a detailed proxy statement and WHITE proxy card for the Company's Annual Meeting of Shareholders scheduled for Wednesday, May 14, 2003. By now, you may have heard that Steel Partners II, L.P., a dissident shareholder group, has filed a preliminary proxy statement with the intention of launching a hostile and costly proxy contest to elect three directors to your Company's Board. As a result, you may also receive proxy solicitation materials and a GOLD proxy card from Steel Partners seeking your vote to elect three hand-picked nominees to the Company's Board of Directors.

           YOUR BOARD OF DIRECTORS VIGOROUSLY OPPOSES STEEL PARTNERS'
        PROXY SOLICITATION AND STRONGLY URGES YOU NOT TO SIGN OR RETURN
               ANY GOLD PROXY CARDS SENT TO YOU BY STEEL PARTNERS.

     Your Board of Directors recommends instead that you carefully review the Company's proxy statement, which will be mailed to you shortly, and that you demonstrate your support for the Company's proposed nominees by signing, dating and mailing the WHITE proxy card that will be sent with the Company's proxy statement.

     DO NOT BE RUSHED INTO A VOTING DECISION WITHOUT HAVING ALL THE IMPORTANT FACTS.

     Your Board of Directors, in spite of the distractions of this proxy contest, is committed to the creation of shareholder value and remains confident that our strategic plan, strong leadership and improvements in corporate governance will enhance value for all shareholders.

     Thank you for your attention and cooperation. If you have any questions or need any assistance, please contact our proxy solicitor Georgeson Shareholder Communications Inc. toll free at (800) 545-1782.

     Del Global has filed with the Securities and Exchange Commission a preliminary proxy statement relating to the solicitation of proxies with respect to the Del Global 2003 annual meeting of shareholders. Del Global will file with the Commission, and will furnish to its shareholders, a definitive proxy statement and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information.

     Del Global and the directors and certain of the executive officers of Del Global may be deemed to be participants in the solicitation of proxies in respect of electing the board of directors of Del Global at the 2003 annual meeting of stockholders. Additional information with respect to the beneficial ownership of those executive officers and directors of Del Global common stock is set forth in the preliminary proxy statement filed by Del Global with the Commission on April 11, 2003.

     Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed by Del Global with the Commission at the Commission's website at http://www.sec.gov. You may also access a copy of Del Global's preliminary proxy statement and definitive proxy statement (when it is available) by accessing http://www.delglobaltech.com. In addition, you may obtain a free copy of the definitive proxy statement (when it is available) by contacting Georgeson Shareholder Communications, Inc. toll free at (800) 545-1782 (banks and brokers call collect at (212) 440-9800).

Sincerely,

/s/ Samuel E. Park